CONSENT AND WAIVER

     CONSENT AND WAIVER dated as of February 28, 2005, among NationsHealth, Inc. (the “Company”) and the stockholders of the Company named on the signature pages hereto (collectively, the “Stockholders”).

     WHEREAS, concurrently herewith, the Company is entering into that certain Investment Unit Purchase Agreement (the “Unit Purchase Agreement”) by and among, the Company, NationsHealth Holdings, L.L.C., a Florida limited liability company and a wholly-owned subsidiary of the Company (“NH LLC”), United States Pharmaceutical Group, L.L.C., a Delaware limited liability company and an indirect wholly-owned subsidiary of the Company (“USPG” and together with the Company and NH LLC, the “Issuers”), and MHR Capital Partners LP, OTQ LLC and MHR Capital Partners (100) LP (the “Investors”), pursuant to which the Issuers will sell to the Investors, and the Investors will purchase from the Issuers, investment units consisting in the aggregate of (x) $15,000,000 in principal amount of 7 3/4% Convertible Secured Notes and (y) 1,785,714 shares of common stock, $0.0001 par value per share, of the Company;

     WHEREAS, concurrently herewith, the parties to the Unit Purchase Agreement are entering into that certain Registration Rights Agreement (the “New Registration Rights Agreement”);

     WHEREAS, the Company and certain stockholders entered into that certain Registration Rights Agreement of July 22, 2003, as amended on March 9, 2004 (the “First Existing Registration Rights Agreement”);

     WHEREAS, the Company and certain stockholders entered into that certain Registration Rights Agreement of March 9, 2004, as amended on June 2, 2004 (the “Second Existing Registration Rights Agreement”, and together with the First Existing Registration Rights Agreement, the “Existing Registration Rights Agreements”);

     WHEREAS, under Section 6.9 of each of the Existing Registration Rights Agreements, any provision of each such Existing Registration Rights Agreement may be amended or waived only by a written instrument, that refers specifically to such Existing Registration Rights Agreement and is executed by the party waiving such right or rights;

     WHEREAS, the Stockholders wish to waive certain rights under the Existing Registration Rights Agreements and execute this Consent and Waiver to induce the Investors to invest in the Company pursuant to the Unit Purchase Agreement; and

     NOW, THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, and intending to be legally bound, the parties hereby agree as follows:

     1. Subject to the consummation of the transactions contemplated by the Unit Purchase Agreement, the Stockholders hereby agree and consent to the execution and performance by the Company of the New Registration Rights Agreement and hereby agree that, notwithstanding anything to the contrary in the Existing Registration Rights Agreements, the New Registration Rights Agreement shall control the allocation of rights as among the Investors, on the one hand, and the Stockholders and the Company, on the other hand, and the Existing Registration Rights Agreements shall control the allocation of rights as among the Stockholders and the Company.

     2. The Company and the Stockholders hereby consent to, and waive the lock-up provisions set forth in Section 2.4 of the Second Existing Registration Rights Agreement in respect of, the transfer by RGGPLS Holding, Inc. and GRH Holdings, L.L.C. of an aggregate of 1,611,068 shares of common stock of the Company to USPG, provided that such shares are thereafter included in the Units sold by the Issuers to the Investors pursuant to the Unit Purchase Agreement.

     3. The Company and the Stockholders hereby agree to amend Section 2.2.2(i) of the Second Existing Registration Rights Agreement to have the following clause (C) replace the existing clause (C) and to add the following clause (D): “(C) third, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A) and (B), additional shares of Common Stock, if any, as to which registration is requested by any of the Stockholders, to be allocated pro rata based on the number of shares for which such Stockholders have requested registration; and (D) fourth, to the extent that the Maximum Number of Shares has not been reached under the foregoing clauses (A), (B) and (C), the shares of Common Stock, if any, as to which registration has been requested pursuant to written contractual piggy-back registration rights which such other shareholders desire to sell that can be sold without exceeding the Maximum Number of Shares.”

     4. Except as specified herein, the terms and provisions of the Existing Registration Rights Agreements will continue to remain in full force and effect.

     5. This Consent and Waiver may be executed in one or more counterparts, all of which shall be considered one and the same instrument.

     6. This Consent and Waiver shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any conflict or choice of law provision which would require the application of the laws of any other jurisdiction.

[signature page follows]

     IN WITNESS WHEREOF, the parties have caused this Consent and Waiver to be duly executed as of the date first written above.

COMPANY:

NATIONSHEALTH, INC., a Delaware corporation

By:

/s/ Glenn Parker Name: Glenn Parker, M.D. Title:

STOCKHOLDERS:

/s/ Arthur Spector Arthur Spector

/s/ Jeremy D. Spector Spector Family Trust Name: Jeremy D. Spector Title: Co-Trustee

/s/ Robert E. Keith Robert E. Keith, Jr.

/s/ Don K. Rice Don K. Rice

/s/ Heinz C. Schimmelbusch Heinz C. Schimmelbusch

/s/ J. Brian O’Neill J. Brian O’Neill

RGGPLS HOLDING, INC.

By:	/s/ Glenn Parker Name: Glenn M. Parker, M.D. Title: President

GRH HOLDINGS, L.L.C.

By:	Viaura Holdings, Ltd.

	By:	Viaura, Inc.

		By:	/s/ Michael Gusky Name: Michael Gusky Title: President

BECTON, DICKINSON AND COMPANY

By:	/s/ William Marshall Name: William Marshall Title: